Exhibit 10.2
    SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (this “Agreement”) is entered by and between Steve Dunn (“Employee”), a resident of California (“State”), and Ziff Davis, Inc., on behalf of itself and its past and present parents, subsidiaries and affiliates, and its respective past and present predecessors, successors, assigns, franchisees, representatives, officers, directors, agents, attorneys, insurers and employees (collectively, referred to as “Employer”).

In consideration of the mutual promises, covenants and agreements set forth below, the adequacy and sufficiency of which are specifically acknowledged, Employee and Employer (collectively, the “Parties”) hereby agree as follows:

1.General.
a.Payments and Separation Date Regardless of Agreement. Employee is an at-will employee of Employer and, except to the extent otherwise provided for herein, and subject to Employee’s ongoing compliance with Employer’s policies, Employee’s employment with Employer will end effective October 14, 2022 (“Separation Date”). If Employee does not accept this Agreement, or if Employee revokes acceptance pursuant to this Agreement, Employer will (a) pay Employee salary accrued through Employee’s Separation Date, (b) pay Employee any accrued but unused vacation days due to Employee through Employee’s Separation Date and (c) reimburse Employee for any outstanding, reasonable business expenses that Employee has incurred on the Employer’s behalf through Employee’s Separation Date, after the Employer’s timely receipt of appropriate documentation pursuant to the Employer’s business expense reimbursement policy.
b.No Admission. Employer, as a part of this Agreement between the parties, does not admit, and specifically denies, any violation of law or any liability to Employee or to anyone else of all issues and losses as a result of or growing out of Employee’s relationship and/or employment and/or the separation of employment with Employer.
c.Severance. Provided that (a) Employee signs and returns this Agreement to Michelle Dvorkin, michelle.dvorkin@ziffdavis.com (“Employer Contact”) within twenty one days of receiving it (“Consideration Period”), (b) Employee does not revoke Employee’s acceptance of this agreement within seven days of signing it (“Revocation Period”) pursuant to the terms of this Agreement, and (c) Employee is cooperative in performing and transitioning Employee’s work, then (i) Employee’s employment will be extended through November 22, 2022 (the “Separation Date” shall instead be defined as this date, and the period between the original Separation Date and modified Separation Date shall be the “Severance Time Period”), (ii) during the Severance Time Period Employee will receive regular wages through Separation Date, and (iii) the Employer will additionally pay Employee $5,000, less applicable deductions ((ii) and (iii) collectively being, the “Severance”). Severance is not subject to acceleration or deferral. The payment component in (ii) will be paid on the Employer’s regularly scheduled payroll dates, and the payment component in (iii) will be paid on the Employer’s first regularly scheduled payroll date commencing after the Revocation Period. Employee will continue to receive the current benefits for which they are enrolled under Employer’s benefit plan, until November 30, 2022 (“Medical Coverage End Date”). Thereafter, Employee’s coverage under the group medical insurance plan will be pursuant to the Consolidated Omnibus Budget Reconciliation Act,

as amended (“COBRA”). Within the time period required by COBRA, Employer, or the plan administrator, as required by law, will provide Employee with written notice of their right under COBRA to continue participation in the group health plan. Except as provided otherwise in this agreement, Employee understands that such COBRA coverage will be at their sole expense after Medical Coverage End Date.
d.Bring-Down General Release; Additional Severance. Provided that (a) Employee signs and returns this Agreement to Employer Contact within the Consideration Period; (b) Employee does not revoke Employee’s acceptance pursuant to this Agreement; (c) Employee is cooperative in continuing and transitioning Employee’s work; and further that (d) Employee signs and returns to Employer Contact a bring down release, in the form attached hereto as Schedule A and incorporated herein by reference (“Bring Down General Release”) within 7 days of the Separation Date (being after the Severance Time Period), the Employer will provide Employee the following consideration, to which Employee otherwise is not entitled: (i) payment equivalent to one year’s salary minus $21,070.12, less applicable deductions, to be paid on the Employer’s first regularly scheduled payroll date commencing seven days after the Bring Down Release is timely executed by the Employee; (ii) payment by Employer of the Employer portion of Employee’s COBRA premiums for 12 months from the Separation Date; and (iii) payment, less applicable deductions, of a pro-rated portion of Employee’s 2022 bonus, (1) which will be payable on or about such time as Employer generally pays 2022 bonuses to its employees, which customarily occurs in the month of March, and (2) the amount of which will be determined pursuant to the 2022 Bonus Plan as if Employee remained an active employee in good standing, and which shall be pro-rated for the portion of 2022 for which Employee was employed by Employer (i.e., January 1, 2022 through the Separation Date, subject to the other terms of this Agreement).

2.Employee, on behalf of themselves, their descendants, dependents, heirs, executors, administrators, assigns, and successors, fully, finally and forever releases and discharges Employer, its past and present parents, subsidiaries and affiliates, and its respective past and present predecessors, successors, assigns, franchisees, representatives, officers, directors, agents, attorneys, insurers and employees (including, but not limited to Ziff Davis, Inc. and its respective past and present parents, subsidiaries and affiliates, and their respective past and present predecessors, successors, assigns, franchisees, representatives, officers, directors, agents, attorneys, insurers and employees) (collectively “Releasees”), from any and all claims and rights of any kind that Employee may have, whether now known or unknown, suspected or unsuspected, including, but not limited to, arising out of or in any way connected with Employee’s employment with Employer as of the date this Agreement is executed.  These claims and rights released include, but are not limited to, any and all claims for salary, wages, compensation, monetary relief, employment, benefits, including but not limited to any claims for benefits under, or contribution to, any employee benefit, profit-sharing or retirement plan bonuses, merit and longevity increases, commissions, relocation expenses, and all other benefits of all kind, earnings, back pay, front pay, compensatory damages, punitive damages, damage to character, damage to reputation, liquidated and other damages, emotional distress, mental anguish, depression, injury, impairment in locating employment, financial loss, pain and suffering, injunctive and declaratory relief, interest, attorneys’ fees and costs, specifically including any and all claims growing out of, resulting from, or connected in any way to Employee’s employment with Employer and/or the separation thereof, including any and all claims for discrimination, including but not limited to discrimination on the basis of race, national origin, citizenship, color, religion, marital status, handicap or disability, age, sex, harassment of any kind, including sexual harassment, retaliation, whistle blowing, breach of contract, rescission, promises, claims under the Employee Retirement Income Security Act of 1974 [29 U.S.C. Sections 1001-1461], as amended; torts of all kinds, including but not limited to misrepresentation, negligent or otherwise, fraud, defamation, slander, libel, duress, fraudulent inducement, worker’s compensation retaliation, interference with an advantageous business relationship, negligent employment, including negligent hiring, negligent retention and negligent supervision, claims or rights under state and federal whistleblower legislation including the Consolidated Omnibus Budget Reconciliation Act of 1985  [Pub. L. 99-509], as amended (“COBRA”); the Sarbanes-Oxley Act of 2002 [Public Law 107-204, 116 Stat. 745] (“S-OA”); the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”); the Family and Medical Leave Act [29 U.S.C. Sections 2601-2654], as amended (“FMLA”); the Age Discrimination in Employment Act [29 U.S.C. § 621 et seq.] (“ADEA”), as amended; the Congressional Accountability Act of 1995 [2 U.S.C. Sections 1311-1317], as amended; the Americans with Disabilities Act [42 U.S.C. Sections 12101-12213], as amended (“ADA”); the Americans with Disabilities Act Amendment Act (“ADAAA”); the Rehabilitation Act of 1973 [29 U.S.C. Section 791, et. seq.], as amended; the Employee Polygraph Protection Act of 1988 [29 U.S.C. Sections 2001 et. seq.], as amended (“PPA”); the Internal Revenue Code [Title 26, U.S.C.], as amended (“IRC”); the Equal Pay Act [29 U.S.C. Section 206(d)], as amended (“EPA”); Title VII of the Civil Rights Act of 1964 [42 U.S.C. Sections 2000e-2000e-17], as amended (“CRA”); the Revised Statutes [42 U.S.C. Sections 1981, 1983 or 1985], as amended; the Fair Housing Act [42 U.S.C. Section 3604 et. seq.], as amended; Title IX of the Education Amendments of 1972 [20 U.S.C. Sections 1681 et. seq.], as amended; the Federal False Claims Act [18 U.S.C. Sections 287, et seq.], as amended (“FFCA”); the Program Fraud Civil Remedies Act [38 C.F.R. 42.1, et seq.], as amended (“PFCRA”); the Fair Credit Reporting Act, as amended (“FCRA”); the Uniformed Services Employment and Reemployment Rights Act of 1994 [38 U.S.C. Sections 4301-4333], as amended (“USERRA”); the National Labor Relations Act [29 U.S.C. Sections 151-169], as amended (“NLRA”); the Worker Adjustment and Retraining Notification Act [29 U.S.C. Sections 2101 et seq.], as amended (“WARN”); the Occupational Safety and Health Act [29 U.S.C. Sections 651-678], as amended (“OSHA”); the Fair Labor Standards Act [29 U.S.C. Sections 201-219], as amended (“FLSA”); the Pregnancy Discrimination Act (“PDA”); California Fair Employment and Housing Act [Cal. Govt. Code Section 12900 et seq.], as amended; Unruh Civil Rights Act [Cal. Civil Code Section 51], as amended; Moore-Brown-Roberti Family Rights Act [Cal. Govt. Code Section 12945.1 et seq.], as amended; California Pregnancy Disability Leave Law [Cal. Govt. Code Section 12945], as amended; the California Constitution; any applicable California Industrial Welfare Commission Wage Order; California Access to Personnel Files Law [Cal. Lab. Code Section 1198.5], as amended; California Arrest History Law [Cal. Lab. Code Sections 432.7 to 432.8]; California Equal Pay Law [Cal. Lab. Code Section 1197.5 et seq.]; California Ban the Box Law [Cal. Lab. Code Section 432.9]; California Sex Offender Discrimination Law [Cal. Penal Code Section 290.46]; California Job Reference Disclosures Law [Cal. Lab. Code Section 1050 et seq.]; California Crime Victim Leave Law [Cal. Lab. Code Section 230.1 and 230.5]; California Nursing Mothers Break Time Law [Cal. Gov’t Code Section 12970, Cal. Code Regs. tit. 2,

Section 7286.9]; California Military Leave Law [Cal. Mil. & Vet. Code Sections 394.5 to 395.9]; California Organ and Bone Marrow Donation Leave Law [Cal. Lab. Code Sections 1508 to 1513]; California Overtime Law [Cal Lab Code Section 515 et seq., Cal. Labor Code Section 2699 et seq.]; California Plant Closing Law [Cal. Lab. Code Section 1400 et seq.]; California Security Breach Notification Requirements [Cal. Civ. Code Section 1798.29], as amended; California Social Security Number Privacy Law [Cal. Lab. Code Section 226]; California Wage Payment Law [Cal. Lab. Code Section 200 et seq.]; California Employee Personal Information Protection Act [Cal. Lab. Code Section 1024.6]; California Occupational Safety and Health Act [Cal. Lab. Code Section 226.7]; California Family Rights Act [Cal. Govt. Code Section 12945.1 et seq.]; California Wage Theft Prevention Act of 2011 [Cal. Labor Code Section 2810.5 et seq.]; California Healthy Workplace Healthy Family Act of 2014 [Cal. AB 1522, Cal. Labor Code Sections 226 and 246]; California anti-retaliation law [Cal. Labor Code Section 1102.5]; and any other claim of any kind.  In addition, Employee specifically waives any rights of action and administrative and judicial relief which they might otherwise have available in the state and federal courts, including all common law claims and claims under federal and state constitutions, statutes and regulations and federal executive orders and county and municipal ordinances and regulations.  Employee promises never to file, participate in, or prosecute a lawsuit or arbitration action asserting any claims that are released by this Agreement. Employee expressly acknowledges that they do not as of the date of execution of this Agreement have any known or suspected claim(s) against any of the Released Parties the factual foundation for which involve(s) unlawful discrimination or harassment, including sexual harassment. Employee promises never to file, participate in, or prosecute a lawsuit asserting any claims under the federal False Claims Act and/or any state false claims act relating in any manner to information learned while employed with Employer. Employee further agrees not to voluntarily participate in any employment-related lawsuit or arbitration action brought by any other employee or former employee against Employer.  It is the intent of this Agreement that Employee is not releasing or waiving any rights that Employee is prohibited by law, rule or regulation from releasing or waiving.  Employee further agrees not to voluntarily participate in any employment-related lawsuit brought by any other employee or former employee against Employer.

CALIFORNIA CIVIL CODE SECTION 1542:  Employee understands and agrees that the General Release includes not only claims presently known to Employee, but also includes all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the General Release as described in section 2.  Employee understands that Employee may hereafter discover facts different from what Employee now believe to be true, and if known, could have materially affected this Agreement, but Employee nevertheless waive any claims or right based on different or additional facts.  Employee also specifically acknowledges that Employee is aware of and familiar with the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Being aware of this Section, Employee expressly waives and relinquishes all rights and benefits Employee may have pursuant to this statute, as well as any other statutes or common law principles of similar effect.

Nothing in this Release shall be construed to prohibit Employee from (1) challenging, under the Age Discrimination in Employment Act (“ADEA”), the knowing and voluntary nature of Employee’s release of any claims in this Agreement in court or before the Equal Employment Opportunity Commission (“EEOC”); (2) filing a charge or complaint with the EEOC, NLRB, Department of Fair Employment and Housing, or other fair employment practices agency; or (3) participating in any investigation or proceeding conducted by the EEOC.  Notwithstanding, if Employee files a charge with the EEOC, NLRB, or other fair employment practices agency, or if one is filed on Employee’s behalf, Employee forever waives and relinquishes their right to recover damages resulting from any such charge Employee may file or that may be filed by any person or agency on Employee’s behalf.  Nothing in this Agreement shall be construed to prohibit or restrict Employee from: (i) reporting or disclosing any suspected instance of illegal activity of any nature; (ii) reporting or disclosing any workplace safety or public safety concerns to any federal, state, or local governmental agency or court; (iii) providing information to, or testifying or assisting in any investigation or proceeding brought by any federal or state regulatory or law enforcement agency or legislative body, any self-regulatory organization, or Employer’s legal or compliance departments; or (iv) reporting, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of the Sarbanes-Oxley Act or any federal, state or municipal law relating to fraud, health and safety, and/or any rule or regulation of the Securities and Exchange Commission, or any self-regulatory organization.  Other than receiving an award related to reporting potential securities law violations to the SEC and/or other federal agencies, Employee hereby waives and releases any right to receive any relief because of their participation in any investigation or proceeding of any federal, state, or local government agency or court. Employee represents that Employee knows of no claim that Employee has not released by this Agreement.

As part of this Agreement and a result of the payments made to Employee by Employer, upon receipt of the proceeds referenced herein, Employee acknowledges and agrees that Employee has been paid all wages (including overtime compensation), commissions, bonuses, and other compensation due to Employee from Employer for any reason; that Employee has received all leave and benefits to which they were entitled; that they have no known work-related injuries or occupational diseases while employed by Employer that were not reported during their employment; and that they have been provided and/or has not been denied any leave requested under the FMLA and has not been subjected to retaliation for taking any such leave. Employee agrees and acknowledges that Employee has properly classified pursuant to the Fair Labor Standards Act and, even if that was not the case, the compensation reflected herein fully compensates Employee for any unpaid wages, compensation, and/or overtime Employee would have been entitled to for the full limitations period if any exemption(s) did not apply to them. Employee further acknowledges that they are not entitled to any additional compensation or benefits from Employer, except as otherwise provided herein.

Employee covenants and agrees that neither Employee nor their present or future representatives, attorneys or agents shall issue any publicity release or otherwise publicize, communicate, or reveal or give out in any manner other than to a court as required by law, and/or Employer, the terms of this Agreement, except as necessary in the course of preparing benefit or tax documents and in legal proceedings based on the terms and provisions hereof.

It is further understood and agreed that the monies and other good and valuable consideration provided for herein are not a mere recital but are the consideration for this Agreement and a full and final release is effected hereby.  Employee acknowledges that Employee has completely read this Agreement. Employee further acknowledges that this Agreement is being signed voluntarily and without coercion or duress and with full understanding of its terms and effects.  Neither party has been promised any benefit except for the mutual consideration set out herein and there are no other understandings or oral/written agreements relating to the separation of their employment relationship except those set out above.  Employee specifically states that Employee is executing this Agreement knowingly and voluntarily.

3.The parties expressly acknowledge that this Agreement is intended to satisfy the requirements of the Older Workers Benefit Protection Act, 29 U.S.C. Section 626(f).  If Employee does not return this signed Agreement to Employer within the Consideration Period, Employer will consider Employee’s non-action a refusal to agree to the terms of this Agreement and, therefore, this offer will be withdrawn and Employee will not be entitled to the Severance Benefit. Employee acknowledges and agrees that Employee has the Revocation Period after signing the Agreement to revoke it. If not revoked, this Agreement shall become final and binding upon expiration of the Revocation Period and the “Effective Date” of this Agreement shall be the first day following said period.

4.By execution of this Agreement, Employee expressly waives any and all right to claims under the ADEA, and:
a.Employee acknowledges that Employee’s waiver of rights or claims arising under the ADEA is in writing, written in a manner calculated to be understood, and is understood by Employee;
b.Employee understands by execution of this Agreement, Employee does not waive any rights or claims that may arise after the date Employee executed this waiver;
c.Employee acknowledges that the waiver of Employee’s rights on claims under the ADEA is in exchange for the consideration outlined above, which is in excess of any severance or other benefits which Employee was entitled to receive under the policies of Employer in connection with the termination of Employee’s employment with Employer;
d.Employee acknowledges and agrees that Employee has been advised and given a reasonable and adequate period of time to consult with an attorney and any economic advisors of Employee’s choice (at Employee’s own expense) prior to signing this Agreement and, to the extent desired, Employee has done so;
e.Employee understands that Employee has the Consideration Period to consider this Agreement before signing it;
f.Employee acknowledges that Employee has voluntarily entered into this Agreement of Employee’s own free will based only upon the terms and conditions set out herein; and
g.After signing this Agreement, Employee may revoke their acceptance within the Revocation Period by providing written notice of revocation by email by 5:00 PM within the Revocation Period to the Employer Contact.

5.Employee further covenants and agrees to the following:
a.Employee has and will continue to maintain in strict confidence the terms of this Agreement, and that Employee shall not disclose such terms or conditions to any person, though Employee may provide this Agreement to Employee’s attorney. Employee further agrees that neither Employee nor their present or future representatives, attorneys, or agents shall issue any publicity release or otherwise publicize, communicate, reveal, or give out in any manner the terms of this Agreement, except as necessary in the course of preparing benefit or tax documents, except in legal proceedings based on the terms and provisions hereof, and except to Employee’s legal counsel and any financial advisor or accountant, provided such individuals are instructed and obligated thereby to maintain such terms in strict confidence to the same degree as Employee and provided any disclosure by such individuals shall be attributable to and the responsibility of Employee hereunder.
b.Employee recognizes that prior to their Separation Date, due to their affiliation with Employer (or Releasees), Employee acquired intimate knowledge of, and experience related to the business of Employer, Employer’s Trade Secrets and confidential information (including, but not limited to, information or data in any form or medium which has commercial or economic value to Employer such as information regarding other Employees, intellectual property, processes, competitive data, contracts, licenses, customer lists, financial information, pricing structures or guidelines, methods of operation, manuals, software and marketing plans and strategies), and the Employer’s customers and business partners (hereafter “Confidential Information”), which, if used or disclosed by Employee, would seriously, adversely, and irreparably affect the Employer.  Employee also recognizes that Employer has taken reasonable efforts to maintain the secrecy of its trade secrets and Confidential Information and that it derives economic value from its Trade Secrets and Confidential Information not readily being accessible by other persons.  Employee therefore agrees that, prior or subsequent to their Separation Date, Employee shall not disclose, discuss, disseminate, publicize, or in any way allow to become public any information or knowledge received by Employee in the course of Employee’s employment with Employer.  Employee agrees to keep confidential and not disclose to any person for any purpose (including, but not limited to, for the purpose of teaching a class, writing a book, speech, manuscript, script, article, etc.) without prior written consent of Employer, all Employer (including its employees, directors, officers and owners) knowledge and/or information Employee obtained or became aware of in the course of, or as account of, Employee’s employment with Employer, including but not limited to, trade secrets, proprietary information and other confidential matters; provided, however, that this provision will not apply to information that has been disclosed to the public through no fault of Employee and does not prohibit Employee from disclosing information if required to do so by law.
c.Upon execution of this Agreement, Employee further agrees to deliver to Employer any and all Employer proprietary information or property such as, but not limited to, computer devices and accessories, budgets, analyses, reports, credentials and documents (in all formats).
d.Employee acknowledges and agrees that their position with Employer has required the performance of services that are special, unique, extraordinary and of an intellectual character, and that Employer has provided Employee with specialized training to perform those services. Employee further acknowledges and agrees that their position with Employer has placed them in a position of confidence and trust with Employer’s clients, customers, and employees, which has enabled Employee to develop substantial relationships with them. Therefore, Employee agrees that for a period of twelve (12) months following the Separation Date, Employee shall not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, do any of the following in the European Economic Area, India, North America, the Philippines, the United Kingdom, or any other geographic area in which Employee rendered services on behalf of Employer or in which the benefit of Employee’s services for Employer was received: solicit, cause or attempt to cause any employee, contractor or customer of Employer to terminate their employment or contractual relationship with Employer; interfere or attempt to interfere with the relationship between Employer and any employee, contractor or customer of Employer; or hire, engage or attempt to hire or engage any employee or contractor of Employer, or any person who was an employee or contractor of Employer within the prior six (6) months. Employee agrees that to the extent the terms of this paragraph conflict with any prior agreement between Employer and Employee, the terms of this paragraph shall control. Employee further acknowledges and agrees that the foregoing restrictions are customary and accepted market terms, and are fair and reasonable given the nature and geographic scope of Employer’s business operations and the nature of Employee’s position with Employer. Employee acknowledges and is prepared for the possibility that Employee’s standard of living may be reduced during the time period of these restrictions, and Employee assumes and accepts any risk associated with that possibility.
e.Nothing in this agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
f.Employee further acknowledges that: (i) the confidentiality provisions of this agreement are documented herein and are mutually beneficial to both parties; (ii) Employee has the right to have an attorney review the agreement, including the confidentiality clause; (iii) good and valuable consideration has been given for this confidentiality provision; (iv) this agreement does not waive claims of harassment or discrimination that occur after the date of the agreement; (v) this agreement has been provided in writing, (vi) Employee has had the Consideration Period to consider the agreement before execution; and (vii) the Employee has the Revocation Period following execution to revoke the agreement.

6.In consideration of the monies and other good and valuable consideration provided for in this Agreement, Employee represents and warrants that all the terms of this Agreement shall be complied with.  The parties hereto acknowledge that any breach of this Agreement shall entitle the non-breaching party not only to damages, but to injunctive relief to enjoin the actions of the breaching party, as well as attorneys’ fees and costs.  The penalty provisions of this paragraph do not apply to claims brought in violation of this Agreement arising under the ADEA.

7.All amounts payable under this Agreement are intended to comply with the “short term deferral” exception from Section 409A of the Internal Revenue Code (“Section 409A”) specified in Treas. Reg. Section 1.409A-1(b)(4) or the “separation pay plan” exception specified in Treas. Reg. § 1.409A-1(b)(9), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions.  Notwithstanding the foregoing, to the extent that any amounts payable in accordance with this Agreement are subject to Section 409A, this Agreement shall be interpreted and administered in such a way as to comply with Section 409A to the maximum extent possible.  Each installment payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying Section 409A.  If any payment subject to Section 409A is contingent on the delivery of a release by Employee and could occur in either of two years, the payment will occur in the later year.  Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment to Employee.  Employee solely shall be responsible for the tax consequences with respect to all amounts payable under this Agreement, and in no event shall Employer (or Releasees) have any responsibility or liability if this Agreement does not meet any applicable requirements of Section 409A.

8.Employee affirms, covenants, and warrants that Employee is not a Medicare beneficiary and is not currently receiving, has not received in the past, will not have received at the time of payment pursuant to this Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security Disability or Medicare benefits. Employee agrees and affirms that, to the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. Employee will indemnify, defend, and hold the released parties harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorney’s fees, and Employee further agrees to waive any and all future private causes of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A) et seq.

9.EMPLOYEE HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR OTHER LITIGATION RESULTING FROM OR INVOLVING THE ENFORCEMENT OF THIS AGREEMENT.

10.Employee agrees Employee will cooperate fully with Employer, upon request, in relation to the defense, prosecution or other involvement in any pending or continuing claim, as well as any and all future claims, lawsuits, charges, and internal or external investigations which arise out of events or business matters over which Employee had responsibility.

11.For purposes of this Agreement, Employee and Employer hereby waive any pleas of jurisdiction or venue as not being a resident of State and hereby specifically authorize any action brought upon the enforcement of this Agreement to be commenced or filed in the county of State that Employee resides in as of the Effective Date.  The parties further agree that this Agreement shall be governed by the laws of State.

12.This Agreement may be treated as, and will constitute, a full and complete defense against any action, suit, or proceeding that may be prosecuted, instituted, or attempted by Employee.

13.This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  The execution of this Agreement is complete at the time of the last necessary signature affixed thereto.

14.With the exception of any non-compete and/or non-solicitation agreement, this Agreement contains the entire agreement of the Parties and supersedes any and all prior, written or oral, agreements among them concerning the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between Employer and Employee relating to the subject matter of this Agreement that are not fully expressed herein.

By Employee:

Date:	Signature:	/s/ Steve Dunn
	Name:	Steve Dunn

By Employer:

Date:	Signature:	/s/ Michelle Dvorkin
	Name:	Michele Dvorkin
	Title:	Chief Human Resources Officer

SCHEDULE A

BRING-DOWN GENERAL RELEASE

This Bring-Down General Release is entered into by and between Steve Dunn (hereafter referred to as “Employee”) and Ziff Davis, Inc., its past and present parents, subsidiaries and affiliates, and its respective past and present predecessors, successors, assigns, franchisees, representatives, officers, directors, agents, attorneys, insurers and employees (hereafter referred to as “the Company” or “Employer”), effective upon the date it is signed by both Employee and the Employer, provided it is signed by Employee within seven days of the Separation Date, and subject to the conditions of the parties’ Severance Agreement and this Bring-Down General Release (capitalized terms not defined in this Bring-Down General Release shall have the meaning provided them in the Severance Agreement). Employee has agreed to definitively resolve and settle any and all claims against the Employer which can lawfully be waived, according to the following terms, and freely and voluntarily enters into this General Release for that purpose.

1.General Release and Waiver of Claims.
a.     General Release. Employee, on behalf of Employee, Employee’s family members and Employee’s and their heirs and successors, assigns, affiliates, attorneys and agents, fully releases and forever discharges the Company and any other affiliated entities, as well as anyone connected with them, including but not limited to their past and present officers, directors, management staff, employees, attorneys and agents, and the predecessors, successors and assigns of each of the foregoing (collectively “the Company Releasees”) from any and all claims, demands, costs, contracts, lawsuits and liabilities of every kind, whether in law or in equity, known or unknown, suspected or unsuspected, which Employee ever had or now has against one or more of the Company Releasees of any type, nature and description. The foregoing release includes claims arising out of the execution of this Bring-Down General Release or the negotiation of this Bring-Down General Release, or any purported representations or omissions leading to this Bring-Down General Release. However, nothing in this release extends to claims Employee may have for:
(1)      breach of the Company’s obligations under this Bring-Down General Release or under the Severance Agreement;
(2)     unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law;
(3)     continuation of existing participation in Company-sponsored group health benefit plans, at Employee’s full expense (except as provided in this Bring-Down General Release or the Severance Agreement) under COBRA and/or under an applicable state counterpart law;
(4)     restricted stock with respect to which all restrictions have lapsed pursuant to the written terms and conditions of Employee’s existing restricted stock agreements, and stock purchased by Employee under the Company’s ESPP plan, existing as of the Separation Date;
(5)     violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable; and
(6)     any wrongful act or omission occurring after the date Employee signs this Bring-Down General Release.
b.    Employee’s Release Includes Employment-Related and Non-Employment Related Claims. Employee’s general release and waiver set forth in paragraph 1(a) is intended to cover any and all claims which Employee may have against the Employer Releasees prior to the execution of this Bring-Down General Release, including but not limited to any employment-related claims such as claims for damages arising from unlawful discrimination, harassment and retaliation under federal, state and local laws, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1991, the Equal Pay Act, the Fair Labor Standards Act, 42 U.S.C. §1981, applicable provisions of the Labor Code in State (including, but not limited to, wage and hour laws set forth therein), and any amendments to those statutes; as well as any claims in tort or contract related to Employee’s employment relationship with the Employer or the termination of that relationship, including wrongful discharge, emotional distress, defamation, misrepresentation, fraud, breach of contract, and violation of public policy; and for any acts or omissions of the Employer Releasees. This release covers all potential employment-related claims and any other potential claims held by Employee against the Employer Releasees prior to the execution of this Bring-Down General Release which can lawfully be waived; it is not limited to those claims described in this Bring-Down General Release.
c.    Release Includes Claims, Whether Known Or Unknown, Existing Prior to Signing of Agreement. The general release and waiver set forth above extends to all claims which existed before the execution of this Agreement and Employee expressly waives all rights under Section 1542 of the California Civil Code. That Section reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY”

Employee understands that this means that if, after the Effective Date of this Agreement, Employee discovers facts that are different from, or facts in addition to, the facts that Employee now knows or believes to be true, Employee will not be able to pursue any claims for personal relief covered by the general release against any Employer Releasees.
2.No Pending Claims. Employee specifically warrants and represents that Employee has no pending complaint against the Employer or any of the Employer Releasees in any state or federal court based on Employee’s employment relationship with the Employer, or on any other events occurring prior to the execution of this Bring-Down General Release.

3.Government Agency Claims Exception. Nothing in the general release and waiver set forth above, or elsewhere in this Bring-Down General Release, prevents or prohibits Employee from filing a claim with a government agency, such as the U.S. Equal Employment Opportunity Commission, that is responsible for enforcing a law on behalf of the government. However, Employee understands that Employee may only seek and receive non-personal forms of relief through any such claim unless otherwise provided by law.
4.No Assignment. Employee warrants and represents that Employee has not assigned or transferred to any person not a party to this Bring-Down General Release any released claim or portion thereof.

5.Confidentiality. The terms of this Bring-Down General Release are confidential. The parties will disclose the terms of this Bring-Down General Release to no one other than their attorneys, tax advisor(s), immediate family or if required by law.
6.No Admission of Liability. Employee understands that the Company Releasees believe that they have acted properly, and not unlawfully in any respect; similarly, the Company understands that Employee believes that Employee has acted properly and not unlawfully in any respect. Nothing in this Bring-Down General Release is intended to be nor will it be alleged to constitute evidence of or be an admission by Employee or by any Company Releasee of any liability, omission, or wrongdoing of any kind whatever, nor shall this Bring-Down General Release be offered or received into evidence or otherwise filed or lodged in any proceeding against Employee or any Company Releasee, except as may be necessary to prove the terms of this Bring-Down General Release or to enforce the same.
7.Acknowledgment. Employee acknowledges that Employee is entering into this Bring-Down General Release, freely, knowingly and voluntarily, with a full understanding of its terms.
8.Opportunity to Consult with Counsel. In executing this Bring-Down General Release, Employee acknowledges that Employee has had the opportunity to consult with and be advised by an attorney.
9.Paragraph Headings Not Terms of this Bring-Down General Release. The paragraph headings in this Bring-Down General Release are for purposes of convenience only and do not constitute binding terms or binding interpretation of the terms of this Bring-Down General Release.
10.Execution in Counterparts. This Bring-Down General Release may be signed in counterparts, each of which shall be deemed an original of one and the same agreement.

By Employee:

Date:	Signature:	/s/ Steve Dunn
	Name:	Steve Dunn

By Employer:

Date:	Signature:	/s/ Michelle Dvorkin
	Name:	Michele Dvorkin
	Title:	Chief Human Resources Officer